# THE WIKI TECHNOLOGIES, INC. SERVICE AGREEMENT

This Service Agreement (the "Agreement") is made and entered into as of the 1̲2̲ day of A̲p̲r̲i̲l̲, 2012 ("the Effective Date") by and between WikiTechnologies, Inc., (the "Company"), a Delaware corporation with its principal place of business at 1093 Broxton Avenue, Suite 210, Los Angeles, CA 90024, 24Seven Technologies, Inc., and Affiliates, collectively, ("Business Developer"), a Delaware corporation with its principal place of business at 2003 West Cypress Creek Road, Suite 1110, Ft Lauderdale, FL. 33309, and Source Financial, Inc., a Delaware corporation with its principal place of business at 1093 Broxton Avenue, Suite 210, Los Angeles, CA 90024 and the sole shareholder of the Company (the "Parent")

WHEREAS, Business Developer enables itself and its distributors, sub-agents, dealers, merchants, retailers and/or end-users ("Distribution Channel") to offer for sale products or services; and

WHEREAS, Company is a provider of Financial and Prepaid Products, Bill Payment, Money Transfer and other merchant services through its Full Service Offering Program ("FSO"), and has contracted with numerous carriers, master agents, transaction processors, wholesalers and product providers in an effort to provide a variety of prepaid products and services to Business Developer to electronically activate or distribute said products and services, and is the owner/licensee of certain point-of-sale ("POS") technology that enables the Distribution Channel to accept payments and electronically activate or distribute products and services via Credit Card Terminal, Mobile Phone, PC or other POS device (the "Company Technology"); and

WHEREAS, Business Developer is a provider of prepaid and postpaid products and services, including but not limited to: international long distance, wireless recharge, international top ups, merchant processing services, money transfer and other financial services to various distribution channels through it's over the counter distribution and/or through its web/terminal based Point of Sales systems; and

WHEREAS, Business Developer develops distribution technology for various distribution channels and is the owner of certain Point of Sale technology that enables the distribution channels to accept payments and electronically activate or distribute products and services via Credit Card Terminal, Mobile Phone, PC or other POS device (the "Company Technology"); and

WHEREAS, Business Developer desires to use and enable itself and its Distribution Channel to use the Company Technology and to offer for sale products and/or services provided or enabled by Company, and Company agrees to make such technology, products and services available to the Business Developer and its Distribution Channel.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

## 1 DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

1.1 **Confidential Information** means any non-public or proprietary information relating to the Company Technology, or any such other information disclosed by one party to the other pertaining to the business of such party, including, without limitation, Business Developer lists (i.e. distributors, agents, sub-agents, resellers, dealers, retailers, etc.), marketing methods and plans, cost and pricing information and the identities of the Distribution Channel. Confidential Information shall not include information, with respect to a party, that: (i) is already in the possession of such party free from any obligation to keep such information confidential; (ii) is or becomes publicly known through no wrongful act of such party; (iii) is rightfully received from a third party without restriction and without breach of this Agreement; (iv) is independently developed without use of any Confidential Information of the other party and/or its affiliates; or (v) must be disclosed pursuant to a court order or as required by any competent governmental authority having jurisdiction over such party.

1.2 **PIN** means electronically stored and distributed personal identification number, which may be distributed with Business Developer's prepaid products and/or services.

1.3 **Company Technology** shall have the meaning ascribed to it above, and shall include any amendments, modifications or improvements made by Company thereto.

1.4 **Business Developer Technology** shall have the meaning ascribed to it above, and shall include any amendments, modifications or improvements made by Business Developer thereto.

1.5 **TDR** shall mean transaction detail record

1.6 **Billable Transactions** means any POS initiated request for transmission of data utilizing the Company Technology

1.7 **ACH** means Automated Clearing House and refers to the electronic transfer of funds into or out of a bank account.

1.8 **POS** means point-of-sale and shall apply to any method used to distribute or sell products or services under this Agreement

## 2 FEES AND PAYMENT SCHEDULE

2.1 Fees. In consideration of the services rendered, Business Developer shall pay to Company, and or Company shall pay to Business Developer fees and or commissions in the amounts set forth in Exhibit A attached to this Agreement. All fees shall be billed and payable in U.S. dollars and include any taxes, duties, and freight, insurance or other government charges. Business Developer shall be responsible for its own income tax and the collection of sales tax where applicable.

2.2 Payment Schedule. Payments due under this Agreement for implementation of the Company Technology shall be based upon Company's TDRs, with said data available on the respective Wiki Group support site via the underlying provider's Support Web Site. All fees are due and payable in U.S. dollars and shall be electronically debited (via ACH) from the Business Developer's and-or their respective Distribution Channels' bank accounts on a weekly basis, or more frequently based on type of product sold, for the prior period's transactions. Business Developer shall at all times be responsible for all amounts due and payable to Company under this Agreement. All amounts not collectible when ACH'ed (and not disputed) shall remain the responsibility of the Business Developer and shall be assessed a 1.5% monthly late fee plus a $35 ACH reject or late fee, as applicable.

2.3 Disputes, Audits. Subject to review of the TDRs by Business Developer, if a dispute for an amount greater than $5,000 cannot be resolved amicably between the parties, the dispute shall then be referred to the American Arbitration Association or JAMS for a mediated or arbitrated settlement and resolution.

2.4 Product Pricing and Availability. Margins and product availability quoted to Business Developer for products sourced from Company shall be subject to change based on underlying cost or notification (to Company) from corresponding carrier or product provider. In the event of such change, Company shall notify the Business Developer as soon as is possible following said change. All changes will take effect on the seventh (7) day after notification from Company.

## 3 TERM AND TERMINATION

3.1 This Agreement shall come into force upon its full execution and shall, unless earlier terminated pursuant to terms of the following Subsections, remain in force for three (3) years. Thereafter, so long as no event of default has occurred and is continuing, the term of this Agreement shall extend automatically for one (1) year periods until either party terminates on not less than 30-days prior written notice to the other party.

3.2 In the event either party is adjudicated bankrupt or insolvent, or files a voluntary petition in bankruptcy or for reorganization, or makes a general assignment for the benefit of creditors, or suffers a receivership to be appointed for its assets, or does not perform any or all of the material requirements on its part to be performed under this Agreement or is in breach of all or any of the covenants herein contained and fails, within thirty (30) days after receipt of notice from the other party, to cure such nonperformance or breach, the other party shall have the right to terminate this Agreement with immediate effect.

3.3 The termination or expiration of this Agreement for any reason whatsoever shall be without prejudice to any right or obligation of any party pursuant to this Agreement which has arisen prior to such termination or expiration.

## 4 SERVICES PROVIDED BY COMPANY

4.1 Company shall use commercially reasonable best efforts to enable the transaction processing services contemplated by this Agreement.

4.2 Company shall provide Business Developer a web-based comprehensive transaction detail report (TDR) with information on resellers, sales volume, commissions, payments, orders, and accounts (current, pending and overdue).

4.3 Upon the receipt of written notice by the Business Developer, the Company agrees to use commercially reasonable best efforts to resolve all technical problems related to the transaction processing contemplated by this Agreement.

4.4 Company shall provide Business Developer support personnel to enable Business Developer product and service offerings and management of POS device software downloads and builds for services contemplated by this Agreement only. Company shall also provide Business Developer support personnel to answer Business Developer questions regarding the operation and functionality issues with respect to the services contemplated by this Agreement, including POS device operational instructions and reports with respect to the Business Developer's product and service offerings under this Agreement.

4.5 Company shall provide the aforementioned services to Business Developer under this Agreement on a non-exclusive basis. Services covered by this Agreement, and reflected in Exhibits A and B attached hereto, are for domestic transactions provided in the continental U.S. only.

4.6 If Company is providing products to Business Developer, Company shall endeavor to provide Business Developer with the necessary collateral material (i.e., advertising, promotional and sales materials) to sufficiently promote product sales through its Distribution Channel. Collateral material may be provided free of charge, subject to a nominal fee for shipping.

4.7 Company may provide ACHing services pursuant to Exhibit A for the collection of product-related sales revenue from its Distribution Channel.

4.8 Company, in its sole and absolute discretion, reserves the right to accept or reject any Distribution Channel setup request made by Business Developer.

## 5 RESPONSIBILITIES AND COVENANTS OF BUSINESS DEVELOPER

Business Developer shall monitor all transactional data provided by Company for proper reconciliation consistent with industry standards and to eliminate any incidents of potential or actual fraud or unauthorized activity within Business Developer's Distribution Channel.

5.1 Business Developer shall be responsible to its Distribution Channel for the on going support of all services contemplated by this Agreement;

5.2 Business Developer shall maintain and update accurate product, commission percentage and appropriate Distribution Channel information relating to the products and or services offered.

5.3 Business Developer shall work with the Company to establish the connection to the Company's API Gateway to access products, services and reporting.

5.4 Business Developer shall provide the Company with customer tracking identifiers, such as coupon, agent, website and company codes, to the API Gateway to allow the Company to track and report Business Developer revenue and sales performance.

5.5 With respect to the ACH services provided by Company, Business Developer shall be responsible for all NSF (Non-Sufficient Funds) occurrences within its Distribution Channel. Business Developer shall maintain and timely report all collection responsibilities (from its Distribution Channel) for said NSFs. Business Developer is solely liable and financially responsible for all funds which are uncollectible from the merchant at the time of ACH (i.e., if a merchant sells product and Company is unable to collect the required amount, gross sales amount less margin, then the required amount will be collected from the Business Developer via ACH).

5.6 Business Developer shall timely meet the support and supply needs of its Distribution Channel, as well as distributing to its Merchants all collateral material supplied by Company in support of its FSO program.

## 6 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS

6.1 Company Proprietary Rights. The Company Technology, all documentation, software and/or hardware used by Company to implement the Company Technology, and all trademarks and service marks owned and or used by Company shall remain the property of Company. Business Developer acknowledges that it shall acquire no ownership interest therein by virtue of this Agreement or the performance by Business Developer of its duties and obligations hereunder. This Agreement does not grant either party the right to use the other party's or their affiliates' trademarks, trade names or service marks.

6.2 Business Developer Proprietary Rights. Company agrees not to use trademarks or other intellectual property of Business Developer without Business Developer's express written approval. Any and all proprietary information prepared by Business Developer and furnished to Company in writing or in any other media (and all copies thereof), in addition to any trademarks, service marks, trade secrets and other intellectual property rights, shall be and remain the exclusive property of Business Developer, and shall be used by Company solely for the purposes of performing its obligations under this Agreement.

## 7 CONFIDENTIALITY

Each party hereto has agreed to take the following steps to preserve the Confidential Information of the other party.

7.1 Non-Disclosure. During the term of this Agreement, except as expressly permitted in this Agreement, and for a period of one (1) year after termination or expiration thereof, neither party will use, disclose or otherwise permit any use or disclosure of Confidential Information in connection with the performance of this agreement. Furthermore, neither party will sell, license or otherwise grant a person or entity access to any of the Confidential Information other than as required in the production or performance of any products or services (including software in any form) that embody in whole or in part any Confidential Information. Confidential Information will be used solely for the purpose of enabling the services contemplated by this Agreement and will be kept confidential by each party's officers, directors, employees and advisors.

7.2 Return All Materials. Upon termination or expiration of this Agreement for any reason whatsoever, each party shall deliver to the other party, at the other party's written request, all tangible materials embodying, containing, or reflecting the Confidential Information including, without limitation, any documentation, records, listings, notes, sources, drafts, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine readable media and equipment that in any way relate to the Confidential Information.

7.3 Non Compete/Non Solicitation. During the term of this Agreement and for a period of one (1) year following the expiration or termination of this Agreement, whether such termination is voluntary or involuntary, each party covenants that neither they nor any of their employees shall, or shall attempt to, directly or indirectly (i) solicit, entice or persuade any employees of or consultants to the other party to leave the services of the other, or (ii) solicit, divert or appropriate any part or the whole of the other party's Distribution Channel or Distributor base and their respective principals, agents and employees, or (iii) circumvent this Agreement and the compensation contemplated herein with respect to any referrals of third-party individuals or companies to the other party.

## 8 ASSIGNMENT

8.1 Company may not assign or encumber this Agreement or any rights of Company hereunder without the prior written consent of Business Developer and compliance with all other terms and conditions herein, unless any such attempted assignment is to a majority owned affiliate or subsidiary. Business Developer's consent, however, shall not be unreasonably withheld.

8.2 Business Developer may not assign or encumber this Agreement or any rights of Business Developer hereunder without the prior written consent of Company and compliance with all other terms and conditions herein. Company consent, however, shall not be unreasonably withheld.

8.3 This Section shall not apply in the case of an acquisition, merger, or sale of substantially all the assets where the surviving entity has the financial and material wherewithal to perform as provided herein and agrees to be bound by the provisions of this Agreement.

## 9 FORCE MAJEURE.

9.1 Neither party shall be liable for any delay or failure in performance of this Agreement if caused by an act of God or any factor beyond the reasonable control of the party. In any such event, the date for the party's performance shall be deferred for a period of time equal to the time lost by reason of such act of God or other factor beyond control, provided that the delayed party shall notify the other party of such occurrence in writing and shall cooperate with the other party in maintaining any adverse impact of such occurrence.

## 10 EXCLUSION OF CONSEQUENTIAL DAMAGES; LIMITATION OF LIABILITY

10.1 NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE SOFTWARE OR THE TRANSACTIONS CONTEMPLATED HEREIN, EVEN IF ONE PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER HEREUNDER (WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO ANY SERVICE OR PROGRAM HEREUNDER EXCEED THE FEES ACTUALLY PAID FOR SUCH SERVICES IN THE PRECEDING TWELVE (12) MONTHS.

10.2 OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY DOES NOT WARRANT THAT THE SOFTWARE WILL MEET BUSINESS DEVELOPER'S REQUIREMENTS OR THAT OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT AS PROVIDED IN THIS AGREEMENT, COMPANY DOES NOT MAKE BY VIRTUE OF THIS AGREEMENT, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SOFTWARE OR THE SERVICES OF COMPANY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BUSINESS DEVELOPER ACKNOWLEDGES THAT ALL LIABILITY WITH RESPECT TO THE ACCESS TO AND USE OR MISUSE OF ANY POS DEVICE SET UP ON THE COMPANY NETWORK ON THEIR BEHALF SHALL REMAIN THE RESPONSIBILITY OF THE BUSINESS DEVELOPER.

## 12 GENERAL

12.1 Integration. This Agreement constitutes the entire understanding and agreement between the parties with respect to the services and products contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. It is expressly understood and agreed that no employee, agent or other representative of either party has any authority to bind such party with regard to any statement, representation, warranty or other expression unless the same is specifically set forth or incorporated by reference herein. It is expressly understood and agreed that, there being no expectation to the contrary between the parties hereto, except as provided in Section 11.2, no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. It is expressly agreed and understood that this Agreement is the product of negotiations [illegible] and that the parties mutually drafted this Agreement. This Agreement shall not be [illegible] in any way altered except by an instrument in writing signed by duly authorized [illegible] parties.

12.2 Waiver. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by an authorized representative of the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

12.3 Relationship of the Parties. Each party is an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties [illegible] form of legal association that would impose liability on one party for the act or failure to act of the other party.

12.4 Attorneys' Fees Provision. In the event of a lawsuit between the parties, the prevailing party shall recover [illegible] attorneys' fees as part of the damages awarded by the court.

12.5 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of California, which are applicable to the construction and [illegible] contracts between parties resident in California which are entered into and fully performed

in California, regardless of where this Agreement is executed or performed or the residency of the parties hereto. The Agreement shall be interpreted in accordance with its fair meaning and not in favor or against either party. The operative Agreement shall be the original English language Agreement executed by the parties and notwithstanding any translation that may be made by Business Developer, the English language version shall control. In the event of a conflict between the translation and the English language version, the English language version shall take precedence over the translation and the terms and conditions shall be construed in accordance with the English language Agreement.

12.6 Notices. All notices, requests, demands, and other communications hereunder including, but not limited to changes pertaining to transaction fees and product pricing and availability, shall be in writing and shall be deemed to have been duly given and in effect upon delivery (in the case of courier, overnight service, e-mail or fax) or three (3) days following deposit in the U.S. mail addressed to the parties at the addresses [illegible] on the first page of this Agreement or at such other address as shall be given in writing by either party to the other.

12.7 Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

12.8 Severability. In the event that any provision of this Agreement or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such [illegible] be ineffective to the extent of such prohibition or unenforceability. But the remaining [illegible] of this Agreement shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10 [illegible] This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and [illegible] permitted successors and assignees.

12.11 [illegible] Subject to [illegible] consent by both parties, if it is determined to be in the best interests of either party [illegible] implementation of this Agreement, each party shall have the right to issue press releases and to publicize information pertaining to the signing and continued implementation of this Agreement; however, such consent shall not be unreasonably withheld.

12.12 Mandatory Arbitration. The exclusive manner of resolution of any and all future disputes or controversies of any kind or nature between the parties, however characterized, including without limitation any claim [illegible] unauthorized [illegible] of Confidential Information, any claim for breach, non-performance [illegible] interpretation [illegible] of the Agreement, specific performance, among other claims [illegible] ("Claims"), shall be pursuant to the procedures set forth below for Mandatory [illegible] BINDING Arbitration. Such Confidential Mandatory BINDING Arbitration shall take place in [illegible] administered by ADR SERVICES, INC. (ADR) or JAMS ENDISPUTE pursuant [illegible] ADR or JAMS ENDISPUTE and California law shall be the exclusive manner in [illegible] disputes between the parties regarding this Agreement, any breach or threatened breach [illegible] by a party, any other dispute between the parties, and or any dispute pertaining to the [illegible] Confidential Information [illegible] resolved herein (Arbitration). Any Arbitration initiated by [illegible] in Los Angeles County, California before one (1) neutral arbitrator who shall [illegible] pursuant [illegible] ADR or JAMS ENDISPUTE. Said arbitration shall be [illegible] and [illegible] this section shall not preclude the parties from initiating any [illegible] proceeding [illegible] with an arbitration proceeding, seeking only mandatory [illegible] relief [illegible] with respect to the occurrence of any prohibited [illegible] Information.

12.13 [illegible] Except as otherwise provided herein, no remedy made available to either party [illegible] and [illegible] the provisions of this Agreement is intended to be exclusive of any other remedy, and [illegible] shall be cumulative and shall be in addition to every other remedy given [illegible] hereafter existing at law or in equity, by statute or otherwise.

**IN WITNESS WHEREOF** the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date

**The Wiki Technologies, Inc.**

Name: Marco Garibaldi

Title: Chairman

Signature:

Date

ADDRESS
1093 Broxton Avenue, Suite 210
Los Angeles, CA 90024
Phone (310) 443 9246
Fax (310) 443-9249
[illegible]@thewikigroup.com

**Business Developer** [illegible]

Name: MOHAMMAD MAKEMIAT

Title: CEO

Signature:

Date 4/19/13

ADDRESS [illegible]

Phone: [illegible]

Fax: [illegible]

E Mail: [illegible]

**Source Financial, Inc.**

Name: Edward DeFeudis

Title: President

Signature:

Date 4/19/13

**EXHIBIT A**

**Initial Programming and Setup**

1.0 **Initial Setup Fees**

Setup Fees. The Company shall pay upon execution of this Agreement a non-refundable fee of U.S. $10,000, $5000 of which has been paid and another $5000, which is due upon integration of Company's technology into Business Developers POS technology using Company's API.

2.0 **Transactions**

Product Pricing. For each product and service provided by the Company, Business Developer shall be subject to the commission schedule set forth in Exhibit B, which shall be amended as products and services are added to the WikiPay program.

3.0 **Incentive Plan**

**Stock Option Grants**

**The Company agrees to grant, with the authorization and approval from the Parent, the following Parent stock options to the Business Developer based upon the following conditions:**

1. 5,000 stock options with an exercise price of $2.50 granted when the Wiki Product suite is operational in the Point of Sale System
2. 5,000 stock options with an exercise price of $2.50 granted when the Wiki Product suite is operational in 1000 locations
3. 5,000 stock options with an exercise price of $2.50 granted when the Wiki Product suite is operational in 5000 locations
4. 5,000 stock options with an exercise price of $2.50 granted when the Wiki Product suite is operational in 10,000 locations
5. 5,000 stock options with an exercise price of $2.50 granted when the Wiki Product suite is operational in 20,000 locations
6. 10,000 stock options with an exercise price of $2.50 granted when the Wiki Product suite is operational in 30,000 locations
7. 1,000 stock options with an exercise price of $2.50 per month granted during the rollout period for a period of 15 months as long as it is deemed by the Company that the business developer is performing satisfactorily.
8. 50,000 stock options with an exercise price of $2.50 granted in the following manner: 500 stock options granted each time 100 new locations each bill a minimum of $100 in fees, up to a maximum of 10,000 locations

Total stock option pool for Business Developer: 100,000 stock options with an exercise price of $2.50

[illegible]

1. Domestic Money Transfer

Business Developers cost shall be $1. Business Developer shall be responsible for setting up the fee matrix and retail pricing for his distribution channel.